Exhibit (t)

EX-FILING FEES

Calculation of Filing Fee Tables

N-2
(Form Type)

Sound Point Meridian Capital, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

	Security Type	Security Class Title	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial effective date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid	Equity	Common stock, $0.001 par value per share	Rule 457(a)	287,500	$20.00	$5,750,000(1)(2)	0.00014760	$848.70
Fees Previously Paid	Equity	Common stock, $0.001 par value per share	Rule 457(o)		$20.00	$85,250,000(3)	0.00014760	$12,582.90
	Equity	Common stock, $0.001 par value per share	Rule 457(o)			$1,000,000(4)	0.00011020	$110.20
	Total Offering Amounts					$287,500		$13,541.80
	Total Fees Previously Paid							$12,693.10
	Total Fee Offsets							$0.00
	Net Fee Due							$848.70

(1)	Estimated pursuant to Rule 457(a) under the Securities Act of 1933 solely for the purpose of determining the registration fee.
(2)	Includes shares of common stock that may be issued pursuant to the underwriters’ over-allotment option.
(3)	The Registrant previously paid $12,582.90 in connection with the filing of the Registrant’s Registration Statement on Form N-2 (File No. 333-272541) with the Securities and Exchange Commission on June 11, 2024. In accordance with Rule 462(b) under the Securities Act, an additional amount of shares of common stock having a proposed maximum aggregate offering price of $5,750,000 is hereby registered, which includes additional shares of common stock that the underwriters have the option to purchase solely to cover over-allotments, if any.
(4)	The Registrant previously paid $110.20 in connection with the filing of the Registrant’s Registration Statement on Form N-2 (File No. 333-272541) with the Securities and Exchange Commission on June 9, 2023.